UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2012

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Discretionary Bonus Payment

On February 14, 2012, the Compensation Committee of the Board of Directors of Fabrinet (the “Company”) approved a one-time discretionary cash bonus payment in the amount of $200,000 for Dr. Harpal Gill, Chief Operating Officer of the Company, in recognition of his extraordinary efforts in connection with the Company’s flood recovery efforts in Thailand. Dr. Gill worked tirelessly throughout the period of the flooding to protect, salvage and restore equipment and inventory located at the Company’s facilities in Thailand, including living at the Pinehurst factory for some time. Thanks to Dr. Gill’s efforts, the Company has experienced a solid recovery and was able to restart manufacturing operations substantially earlier and on a significantly larger scale than the Company had forecasted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Mark J. Schwartz
Mark J. Schwartz Executive Vice President, Chief Financial Officer and Secretary

Date: February 16, 2012